Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Ply Gem Holdings, Inc:

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 19, 2010, in Amendment No. 2 to the Registration Statement (Form S-4/A No. 333- 166013 ) and related Prospectus of Ply Gem Holdings, Inc. dated  May 11, 2010 .

/s/ Ernst & Young LLP

Raleigh, North Carolina
May 6, 2010